Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces the Fourth Season of Chicken Soup for the Soul’s Hidden Heroes

COS COB, CT NOV 8, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provides positive and entertaining video content for all screens, today announced that the Boniuk Foundation will sponsor a fourth season of its series Chicken Soup for the Soul’s Hidden Heroes.

Each episode of Chicken Soup for the Soul’s Hidden Heroes reveals the widespread goodwill in the world by showing heroes in action as they demonstrate acts of kindness, compassion, and commitment to others. Highlighted by funny, light-hearted moments, the series shines a bright light on everyday people who selflessly share their positive attitudes towards society with others by doing good deeds.

“We are excited to have started production of a fourth season of this series,” said William J. Rouhana, chairman and chief executive officer. “We believe it is important to continue to highlight individuals making a positive impact in our world.”

Production of the fourth season will be completed in 2018 with the series being set to air in 2019. “The fourth season will consist of 12 original episodes and three ‘best-of’ episodes each 30 minutes in length,” noted Rouhana. “This brings us to a total of 47 out of the 60 half-hour equivalents of TV episodes and short-form videos that we expect to produce or deliver this year.”

The series is sponsored by The Boniuk Foundation, a non-profit organization advocating for the values of tolerance, respect, and compassion. The Boniuk Foundation sponsored the previous three seasons of the series.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT

Kate Barrette

RooneyPartners LLC

kbarrette@rooneyco.com

(212) 223-0561